UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2015, the compensation committee of the board of directors of Avid Technology, Inc. (the “Company”) approved the grant of restricted stock units (“RSUs”) to our named executive officers (“NEOs”). 50% of the granted RSUs are subject to time-based vesting, and 50% of the granted RSUs are subject to performance-based vesting. The time-based RSUs vest according to the following schedule: 33.3% vest on the first anniversary of the grant date and an additional 8.25% vest every three months thereafter.

The performance-based RSUs will become vested if either (1) the Company achieves a target “Conversion Rate” (described below) for 2015 (with partial vesting if the Conversion Rate exceeds a threshold based on the Company’s Conversion Rate for 2014), or (2) the closing price of Avid’s Common Stock, as reported on NASDAQ, equals or exceeds a threshold level (the “stock price hurdle”) for at least 20 consecutive days in 2015, 2016, or 2017. For purposes of these awards:

•
The “Conversion Rate” is the ratio calculated by dividing Adjusted EBITDA by Free Cash Flow. Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, stock-based compensation, and amortization, adjusted for certain non-operating charges, such as restructuring, mergers and acquisitions, and management change expenses (among others), and Free Cash Flow is defined as operating cash flow less capital expenditures where operating cash flow excludes certain non-operating charges such as restructuring, mergers and acquisitions, and management change expenses (among others). The vesting level will be determined by the Company’s board of directors or duly authorized committee in 2016, based on the Company’s audited financial statements.

•	The stock price hurdle is $22.82 for 2015, $25.10 for 2016, and $27.61 for 2017.

Except to the extent an NEO’s employment agreement provides otherwise, vesting of performance-based RSUs is conditioned on the NEO being employed by the Company on the date the final vesting determination is made. Any shares that have not vested by January 1, 2018, will be forfeited.

The compensation committee approved the following RSU grants to our NEOs:

Employee Name	Title	No. of time based RSUs	No. of performance based RSUs
Louis Hernandez, Jr.	President and Chief Executive Officer	147,928	147,928
John W. Frederick	Executive Vice President, CFO and CAO	42,735	42,735
Christopher C. Gahagan	Sr. Vice President of Products and Technology	39,447	39,447
Jeff Rosica	VP, General Counsel & Corporate Secretary	32,873	32,873
Jason A. Duva	VP, General Counsel & Corporate Secretary	14,792	14,792

In addition, on March 9, 2015, the Company amended the Company's employment agreement with Mr. Duva to better align the terms of his agreement with similarly situated employees by providing for immediate vesting of any unvested equity awards if Mr. Duva's employment is terminated by the Company without cause, or Mr. Duva resigns with good reason, in each case within one year after a change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: March 13, 2015	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer